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                                                                    EXHIBIT 17.1

             RESIGNATION OF CORPORATE DIRECTOR, OFFICER AND EMPLOYEE

      The Undersigned, William S. Estroff, after careful consideration and solely for personal reasons, hereby resigns his position as President of eMissions Testing , Inc. (the "Corporation"), his membership on the Board of Directors of the Corporation, his employment with the Corporation held pursuant to that certain Employment Agreement entered into by and between the Undersigned and the Corporation as of June 1, 2000, and all other positions and offices held by him with the Corporation, all effective as of the 15th day of September, 2000.

      Furthermore, the Undersigned hereby agrees to forever release and discharge the Corporation (including its officers, directors and employees) and its successors, assigns, representatives and heirs, and each of them, from and against any and all liabilities, damages, suits, actions, causes of action, costs and expenses, of every kind and nature, including without limitation, legal fees and costs, incurred or suffered by the Undersigned arising out of or as a consequence of his employment with the Corporation pursuant to that certain Employment Agreement entered into by and between the Undersigned and the Corporation as of June 1, 2000.

      This instrument shall (a) be governed by the substantive laws of the State of Georgia and (b) be binding upon the undersigned and his successors, assigns, representatives and heirs and shall inure to the benefit of the Corporation (including its officers, directors and employees) and its successors, assigns, representatives and heirs.

Dated as of the 15th day of September, 2000.

                                                     The "Undersigned"

                                                     /s/ William S. Estroff
                                                     ---------------------------
                                                     William S. Estroff

Name: /s/ Mary Meegan
     ------------------------
Witness: Mary Meegan


Accepted as of the
15th day of September

EMISSIONS TESTING, INC.

By: /s/ Sidney Brown
   ---------------------------
Name: Sidney Brown
     -------------------------
Title: Chairman
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